Exhibit 4a

FIRST SUPPLEMENTAL INDENTURE, dated as of June 27, 2008 (this “First Supplemental Indenture”), between CONSTELLATION ENERGY GROUP, INC., a Maryland corporation (the “Corporation”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Corporation and the Trustee have duly executed and delivered an Indenture, dated as of July 24, 2006 (the “Indenture”), providing for the authentication, issuance, delivery and administration of unsecured debt securities to be issued in one or more series by the Corporation (the “Securities”);

WHEREAS, pursuant to the terms of the Indenture, the Corporation desires to provide for the establishment of a new series of Securities (the “Debentures”) to be issued under the Indenture in an unlimited aggregate principal amount, which may be authenticated and delivered as provided in the Indenture;

WHEREAS, the Corporation desires to amend the provisions of the Indenture to issue the Debentures under the terms of the Indenture as supplemented hereby;

WHEREAS, Section 11.02 of the Indenture provides that with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of all series affected by such supplemental indenture (voting as one class) at the time outstanding, the Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Security, or reduce the rate or change the method to be used in establishing the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discounted Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01, or make the principal thereof or premium or interest thereon payable in any coin or currency other than that provided in such Securities, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities of the series affected then outstanding;

WHEREAS, no Securities have been issued and are Outstanding under the Indenture;

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Corporation has duly determined to execute and deliver to the Trustee this First Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises, the Corporation and the Trustee mutually covenant and agree as follows:

SECTION 1.           DEFINITIONS.

1.1           All terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

SECTION 2.           TERMS AND CONDITIONS OF THE SECURITIES.

There is hereby authorized the following series of Debentures:

2.1           Series A Junior Subordinated Debentures.

(a)           A single series of unsecured junior subordinated notes are hereby authorized and designated as the “Series A Junior Subordinated Debentures” (the “Series A Debentures”);

(b)           The Series A Debentures shall be issued by the Corporation in the initial aggregate principal amount of $450,000,000.  Additional Series A Debentures, without limitation as to amount, having the same ranking, interest rate, maturity and other terms as the Outstanding Series A Debentures (except for the payment of interest accruing prior to the issue date of the additional Series A Debentures or except for the first payments of interest following the issue date of the additional Series A Debentures) may also be issued by the Corporation pursuant to the Indenture without the consent of the existing holders of the Series A Debentures.  Any such additional Series A Debentures shall be part of the same series as the Outstanding Series A Debentures;

(c)           The maturity date for Series A Debentures is initially June 15, 2063, but will be automatically extended, without the consent of the holders of Series A Debentures, for an additional quarterly period on each of March 15, June 15, September 15 and December 15 beginning June 15, 2013 and through and including March 15, 2018 (each, an “Extension Date”), unless (i) earlier redeemed or (ii) at least 30, but no more than 60, days prior to any such Extension Date, the Corporation gives notice of its election to discontinue the automatic extension of the maturity date.  If the maturity date is automatically extended on all Extension Dates, the Series A Debentures will mature on June 15, 2068;

(d)           The Series A Debentures will bear interest at the rate of 8.625% per annum, compounded quarterly, payable (subject to the provisions contained in paragraph (l) below) quarterly in arrears on the 15th day of March, June, September and December of each year (each, an “Interest Payment Date”), commencing on September 15, 2008 and will be payable to the persons in whose names the Series A Debentures are registered, at the close of business on the Record Date next preceding such Interest Payment Date;

Interest on Series A Debentures will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name Series A Debentures (or one or more predecessor Debentures) is registered at the close of business on the “Record Date” for such interest which shall be the close of business on (1) the business day immediately preceding such Interest Payment Date so long as Series A Debentures are in book-entry only form, registered in the name of The Depository Trust Company (“DTC”) or any other successor depositary or a nominee thereof or (2) the 15th calendar day immediately preceding each Interest Payment Date if the Series A Debentures are not in book-entry only form, registered in the name of DTC or any other successor depositary or a nominee thereof; provided, however, that interest payable at maturity (or on any redemption date) will be payable to the person to whom the principal hereof shall be payable.  As used herein, “Business Day” means any day, that is not a Saturday or Sunday or a day on which commercial banking institutions in The City of New York are authorized by law, regulation or executive order to remain closed;

(e)           The Series A Debentures will be redeemable at the option of the Corporation before June 15, 2013, at any time in whole and from time to time in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a redemption price described in the form of the Series A Debenture set forth as Exhibit A hereto;

(f)            On or after June 15, 2013, the Series A Debentures will be redeemable at the option of the Corporation, at any time in whole and from time to time in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date (as defined in the form of the Series A Debentures set forth as Exhibit A hereto);

(g)           If before June 15, 2013 a Tax Event (as defined in the form of the Series A Debentures set forth as Exhibit A hereto) shall occur and be continuing, the Corporation shall have the right to redeem the Series A Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date;

(h)           If before June 15, 2013 a Rating Agency Event (as defined in the form of the Series A Debentures set forth as Exhibit A hereto) shall occur and be continuing, the Corporation shall have the right to redeem the Series A Debentures, at any time in whole and from time to time in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a Redemption Price described in the form of the Series A Debentures set forth as Exhibit A hereto;

(i)            The Series A Debentures will be issued in denominations of $25 and integral multiples thereof;

(j)            The Series A Debentures will be initially issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company).  The Series A Debentures in global form shall bear the depository legend in substantially the form set forth in

Exhibit A hereto.  The Series A Debentures in global form will contain restrictions on transfer, substantially as described in the form of the Series A Debentures set forth in Exhibit A hereto;

(k)           So long as any Series A Debentures are Outstanding, default in the due and punctual payment of any installments of interest upon any of the Series A Debentures as and when the same shall become due and payable and continuance of such default for a period of 30 days (whether or not payment is prohibited by the subordination provisions of Article XVIII of the Indenture, as amended by this First Supplemental Indenture) shall constitute an Event of Default; provided, however, that a valid deferral of the interest payments by the Corporation as contemplated in Section 3.09 of the Indenture, as amended by this First Supplemental Indenture, and paragraph (l) of this Section 2 of this First Supplemental Indenture shall not constitute a failure to pay interest for this purpose;

(l)            Notwithstanding the provisions of Section 7.01 of the Indenture, the principal of and accrued interest on the Series A Debentures shall not be declared immediately due and payable by reason of the occurrence and continuation of an Event of Default specified in Section 7.01(3) of the Indenture applicable to the Series A Debentures, and any notice of declaration of acceleration based on such Event of Default shall be null and void with respect to the Series A Debentures.  The Series A Debentures will not be considered Outstanding for the purpose of determining whether the required vote described in Section 7.01 of the Indenture has been obtained for the declaration of acceleration by reason of the occurrence and continuation of an Event of Default specified in Section 7.01(3) of the Indenture applicable to the Series A Debentures;

(m)          Pursuant to Section 3.09 of the Indenture, as amended by this First Supplemental Indenture, so long as no Event of Default under the Indenture has occurred and is continuing with respect to Series A Debentures, the Corporation shall have the right, at any time and from time to time during the term of the Series A Debentures, to defer the payment of interest for a period not exceeding 10 consecutive years (each period, commencing on the date that the first such payment would otherwise be made, an “Optional Deferral Period”); provided that no Optional Deferral Period shall extend beyond the maturity date, all upon terms and conditions set forth in the form of Series A Debentures set forth in Exhibit A hereto; and

(n)           The Series A Debentures shall have such other terms and provisions as are provided in the form of Series A Debentures set forth as Exhibit A hereto.

SECTION 3.           AMENDMENTS TO THE INDENTURE

3.1           DEFINITIONS

(a)           The Indenture is hereby amended to add a definition of “Pari Passu Securities” after the definition of “Outstanding” in Section 1.01 of the Indenture to read as follows:

“Pari Passu Securities” means: (i) indebtedness and other securities that, among other things, by its terms ranks equally with the Securities of any series in right of payment and upon liquidation; and (ii) guarantees of indebtedness or other securities described in clause (i), and

(iii) trade accounts payable and accrued liabilities arising in the ordinary course of business of the Corporation, with respect to the Securities of any series.

(b)           The Indenture is hereby amended to add a definition of “Person” after the definition of “Outstanding” in Section 1.01 of the Indenture to read as follows:

“Person” means a legal person, including any individual, corporation, association, bank, company, limited liability company, joint stock company, statutory trust, estate, partnership, joint venture, unincorporated association or government, or any agency or political subdivision thereof or any other entity of whatever nature.

(c)           The Indenture is hereby amended to add a definition of “Senior Indebtedness” after the definition of “Securityholder” in Section 1.01 of the Indenture to read as follows:

“Senior Indebtedness,” when used with respect to the Corporation, means all of the Corporation’s obligations whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

(a)   obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

(b)   capitalized lease obligations;

(c)   all obligations of the types referred to in clauses (a) and (b) above of others which the Corporation, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

(d)   all renewals, extensions or refundings of obligations of the kinds described clauses (a), (b) or (c) above.

unless, in the case of any particular obligation, indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same provides that such obligation, indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Securities; and provided further that trade accounts payable and accrued liabilities arising in the ordinary course of business shall not be deemed to be Senior Indebtedness.

3.2           DEFERRAL OF INTEREST PAYMENTS

(a)           The Indenture is hereby amended to add Section 3.09, to read as follows:

SECTION 3.09.              Deferral of Interest Payments.  The Corporation shall have the right at any time, so long as no Event of Default hereunder has occurred and is continuing with respect to the Securities of a series, to defer interest payments from time to time on all Securities of such series, if so specified as contemplated by Section 3.01 with respect to such Securities and upon such terms as may be specified as contemplated by Section 3.01 with respect to such Securities.

3.3           SUBORDINATION PROVISIONS

(a)           The Indenture is hereby amended to add Article XVIII, to read as follows:

ARTICLE XVIII

Subordination of Securities

SECTION 18.01.            Securities Subordinate to Senior Indebtedness of the Corporation.  The Corporation, for itself, its successors and assigns, covenants and agrees, and each holder of the Securities of each series, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of and premium, if any, and interest, if any, on each and all of the Securities is hereby expressly subordinated and junior in right of payment, and subject, to the extent and in the manner set forth in this Article Eighteen, in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation.  However, the Securities of each series will rank equally in right of payment with any Pari Passu Securities of the Corporation.

Each holder of the Securities of each series, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Eighteen, and appoints the Trustee its attorney-in-fact for any and all such purposes.

SECTION 18.02.            Payment Over of Proceeds of Securities.  In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Corporation or a substantial part of its property and assets, or of any proceedings for liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy, or (b) subject to the provisions of Section 18.03, that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness of the Corporation, or (ii) there shall have occurred a default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness of the Corporation, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof, or any other Person on its or their behalf to accelerate the maturity thereof (with notice or lapse of time, or both), and such default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and/or premium, if any, and/or accrued interest, if any, on the Securities of any series shall have been declared due and payable pursuant to Section 7.01 and such declaration shall not have been rescinded and annulled as provided in Section 7.01, then:

(1)           the holders of all Senior Indebtedness of the Corporation shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money’s worth, before the holders of any of the Securities are entitled to receive a payment on account of the principal of, premium if any, or interest on the indebtedness evidenced by the Securities, including, without limitation, any payments made pursuant to Articles IV and XV;

(2)           any payment by, or distribution of property or assets of, the Corporation of any kind or character, whether in cash, property or securities, to which any Securityholder or the Trustee would be entitled except for the provisions of this Article Eighteen, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness of the Corporation or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness of the Corporation may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness of the Corporation held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness of the Corporation remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness of the Corporation, before any payment or distribution is made to the holders of the indebtedness evidenced by the Securities or to the Trustee under this Indenture; and

(3)           in the event that, notwithstanding the foregoing, any payment by, or distribution of property or assets of, the Corporation of any kind or character, whether in cash, property or securities, in respect of principal of, or premium, if any, or interest on the Securities or in connection with any repurchase by the Corporation of the Securities, shall be received by the Trustee or any Securityholder before all Senior Indebtedness of the Corporation is paid in full, or provision is made for such payment in money or money’s worth, such payment or distribution in respect of principal of, or premium, if any, or interest on the Securities or in connection with any repurchase by the Corporation of the Securities shall be paid over to the holders of such Senior Indebtedness of the Corporation or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Corporation may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness of the Corporation remaining unpaid until all such Senior Indebtedness of the Corporation shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness of the Corporation.

Notwithstanding the foregoing, at any time after the 91st day following the date of deposit of cash pursuant to Section 13.01 (provided all conditions set out in such Section shall have been satisfied), the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness of the Corporation including, without limitation, those arising under this Article Eighteen; provided that no event described in clauses (4) and (5) of Section 7.01 has occurred during such 90-day period.

For purposes of this Article Eighteen only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other Person provided for by a plan of reorganization or readjustment which are subordinate in right of payment to all Senior Indebtedness of the Corporation which may at the time be outstanding to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article Eighteen.  The consolidation of the Corporation with, or the merger of the Corporation into, another corporation or the liquidation or dissolution of the Corporation following the conveyance or transfer of its property and assets as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 18.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII hereof.  Nothing in Section 18.01 or in this Section 18.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06.

SECTION 18.03.            Disputes with Holders of Certain Senior Indebtedness of the Corporation.  Any failure by the Corporation to make any payment on or perform any other obligation in respect of Senior Indebtedness of the Corporation, other than any indebtedness incurred by the Corporation or assumed or guaranteed, directly or indirectly, by the Corporation for money borrowed (or any deferral, renewal, extension or refunding thereof) or any other obligation as to which the provisions of this Section shall have been waived by the Corporation in the instrument or instruments by which the Corporation incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default under clause (b) of Section 18.02 if (i) the Corporation shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Corporation which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event that a judgment that is subject to further review or appeal has been issued, the Corporation shall in good faith be prosecuting an appeal or other proceeding for review and a stay or execution shall have been obtained pending such appeal or review.

SECTION 18.04.            Subrogation.  Senior Indebtedness of the Corporation shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such Senior Indebtedness of the Corporation then outstanding.  Upon the payment in full of all Senior Indebtedness of the Corporation, the rights of the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness of the Corporation to receive any further payments or distributions of cash, property or securities of the Corporation applicable to the holders of the Senior Indebtedness of the Corporation until all amounts owing on the Securities shall be paid in full; and such payments or distributions of cash, property or securities received by the holders of the Securities, by reason of such subrogation, which otherwise would be paid or distributed to the holders of such Senior Indebtedness of the Corporation shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness of the Corporation, and the Securityholders, be deemed to be a payment by the Corporation to or on account of Senior Indebtedness of the Corporation, it being understood that the provisions of this Article Eighteen are and are intended solely for the purpose of defining the relative rights of the Securityholders, on the one hand, and the holders of the Senior Indebtedness of the Corporation, on the other hand.

SECTION 18.05.            Obligation of the Corporation Unconditional.  Nothing contained in this Article Eighteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Corporation, its creditors other than the holders of Senior Indebtedness of the Corporation and the Securityholders, the obligation of the Corporation, which is absolute and unconditional, to pay to the Securityholders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Securityholders and creditors of the Corporation other than the holders of Senior Indebtedness of the Corporation, nor shall anything herein or therein prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eighteen of the holders of Senior Indebtedness of the Corporation in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

Upon any payment or distribution of assets, cash or property or securities of the Corporation referred to in this Article Eighteen, the Trustee and the Securityholders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Corporation and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article Eighteen.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Corporation (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness of the Corporation may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness of the Corporation or such representative or trustee on behalf of such holder.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness, or its representative or representatives or trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Corporation may have been issued, to participate in any payment or distribution pursuant to this Article Eighteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Corporation held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Eighteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

SECTION 18.06.            Priority of Senior Indebtedness of the Corporation Upon Maturity.  Upon the maturity of the principal of any Senior Indebtedness of the Corporation by lapse of time, acceleration or otherwise, all matured principal of Senior Indebtedness of the Corporation and interest, premium and other payment obligation, if any, thereon shall first be paid in full before any payment of principal or premium, if any, or interest, if any, is made upon the Securities or before any Securities can be acquired by the Corporation or any sinking fund payment is made with respect to the Securities (except that required sinking fund payments may be reduced by Securities acquired before such maturity of such Senior Indebtedness of the Corporation).

SECTION 18.07.                                   Trustee as Holder of Senior Indebtedness of the Corporation; Preservation of Trustee’ Rights.  The Trustee shall be entitled to all rights set forth in this Article Eighteen with respect to any Senior Indebtedness of the Corporation at any time held by it, to the same extent as any other holder of Senior Indebtedness of the Corporation.  Nothing in this Article Eighteen shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article Eighteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06.

SECTION 18.08.                                   Notice to Trustee to Effectuate Subordination.  Notwithstanding the provisions of this Article Eighteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee unless and until the Trustee shall have received written notice thereof from the Corporation, from a Securityholder or from a holder of any Senior Indebtedness of the Corporation or from any representative or representatives of such holder or any trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Corporation may have been issued and, prior to the receipt of any such written notice, the Trustee shall be entitled, subject to Section 8.01, in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date upon which by the terms of this Indenture any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to 13.01 acknowledging satisfaction and discharge of this Indenture, then if prior to the second Business Day preceding the date of such execution, the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee may, in its discretion, receive such moneys and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such date; provided, however, that no such application shall affect the obligations under this Article Eighteen of the persons receiving such moneys from the Trustee.

SECTION 18.09.                                   Modification, Extension, etc. of Senior Indebtedness of the Corporation.  The holders of Senior Indebtedness of the Corporation or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Corporation may have been issued may, without affecting in any manner the subordination of the payment of the principal of and premium, if any, and interest, if any, on the Securities, at any time or from time to time and in their absolute discretion, agree with the Corporation to change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any Senior Indebtedness of the Corporation, or amend or supplement any instrument pursuant to which any Senior Indebtedness of the Corporation is issued, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness of the Corporation including, without limitation, the waiver of default thereunder, all without notice to or assent from the Securityholders or the Trustee.

SECTION 18.10.                                   Trustee Has No Fiduciary Duty to Holders of Senior Indebtedness of the Corporation.  With respect to the holders of Senior Indebtedness of the Corporation, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Corporation shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Corporation, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Securityholders or the Corporation or any other Person, money or assets to which any holders of Senior Indebtedness of the Corporation shall be entitled by virtue of this Article Eighteen or otherwise.

SECTION 18.11.                                   Paying Agents Other Than the Trustee.  In case at any time any paying agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term “Trustee” as used in this Article Eighteen shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article Eighteen in addition to or in place of the Trustee; provided, however, that Sections 18.07, 18.08 and 18.10 shall not apply to the Corporation if it acts as paying agent.

SECTION 18.12.                                   Rights of Holders of Senior Indebtedness of the Corporation Not Impaired.  No right of any present or future holder of Senior Indebtedness of the Corporation to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any noncompliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 18.13.                                   Effect of Subordination Provisions; Termination.  Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of this Indenture shall be subject to the provisions of this Article Eighteen, so far as the same may be applicable thereto.

Notwithstanding anything contained herein to the contrary, the provisions of this Article Eighteen shall be of no further effect, and the Securities shall no longer be subordinated in right of payment to the prior payment of Senior Indebtedness of the Corporation, if, and to the extent, the Corporation shall have delivered to the Trustee a notice to such effect.  Any such notice delivered by the Corporation shall not be deemed to be a supplemental indenture for purposes of Article Eleven.

SECTION 4.                      MISCELLANEOUS.

4.1                                 Ratification of Indenture.  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

4.2                                 GOVERNING LAW.  THIS FIRST SUPPLEMENTAL INDENTURE, EACH SERIES A DEBENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST SUPPLEMENTAL INDENTURE AND EACH SERIES A DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE

EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.3                                 Counterparts.  This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.

4.4                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the date first above written.

CONSTELLATION ENERGY GROUP, INC., as Issuer

By:	/s/ John R. Collins
	Name:	John R. Collins
	Title:	Executive Vice President and Chief
Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Deutsche Bank National Trust Company

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

EXHIBIT A

[FACE OF SERIES A DEBENTURE]

This Debenture is registered in the name of The Depository Trust Company (the “Depositary”) (55 Water Street, New York, New York) or its nominee, and this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Debenture is exchanged in whole or in part for Debentures in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., or such other name ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

No. R-	$

CUSIP:

CONSTELLATION ENERGY GROUP, INC.

Series A Junior Subordinated Debenture

ORIGINAL ISSUE DATE:	INTEREST PAYMENT DATES: , , , and

INTEREST RATE:

MATURITY DATE:           , but will be automatically extended, without the consent of the holders of Debentures, for an additional quarterly period on each of                 ,               ,                          and                       , beginning                 ,          and through and including                 ,         , unless automatic extension of the maturity date is discontinued. If the maturity date is automatically extended on all extension dates, this Debenture will mature on               ,         .

Constellation Energy Group, Inc., a Maryland corporation (together with its successors and assigns, the “Corporation”), for value received, hereby promises to pay to                                   , or registered assignees, the principal sum of                                          Dollars ($                        ) on the Maturity Date specified above and further described below and to pay interest thereon at the Interest Rate per annum specified above, quarterly in arrears on each Interest Payment Date specified above commencing on the Interest Payment Date next succeeding the Original Issue Date specified above, and at maturity (or on any redemption date).

Interest on this Debenture will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the “Record Date” for such interest which shall be the close of business on the 15th calendar day next preceding such Interest Payment Date (whether or not a Business Day), provided that if the Debentures are held by a securities depository in book-entry form, the Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date (each such date a “Record Date”); provided, however, that interest payable at maturity (or on any redemption date) will be payable to the person to whom the principal hereof shall be payable.  As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York.

Payment of the principal of this Debenture, any premium and the interest due at maturity (or on any redemption date) will be made in immediately available funds upon surrender of this Debenture at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Corporation may determine.  Payment of the principal of and premium, if any, and interest on this Debenture will be made at the office of the Paying Agent in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Maturity Date or upon redemption or repurchase) may be made at the option of the Corporation (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Debentures or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Paying Agent on or prior to the Record Date.

Payment of the principal, premium, if any, and interest payable at Maturity Date, or, if applicable, upon redemption or repurchase, on this Debenture will be made in immediately available funds at the request of the holder provided that this Debenture is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof; which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Debenture shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Constellation Energy Group, Inc. has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President or a Vice President and a facsimile of its corporate seal to be imprinted hereon, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

CONSTELLATION ENERGY GROUP, INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

[REVERSE OF SERIES A JUNIOR SUBORDINATED DEBENTURE]

This Debenture is one of a duly authorized issue of Series A Junior Subordinated Debentures (the “Debentures”) of the Corporation.  The Debentures are issuable under an indenture, dated as of July 24, 2006 (as amended by the First Supplemental Indenture dated as of June 27, 2008, the “Indenture”), each between the Corporation and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Corporation, the Trustee and holders of the Debentures and the terms upon which the Debentures are, and are to be, authenticated and delivered.  The Corporation has appointed Deutsche Bank Trust Company Americas, at its principal corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Corporation) with respect to the Debentures.

The Corporation agrees, and by acquiring an interest in the Debenture each beneficial owner of the Debenture will agree, to treat the Debenture as indebtedness for U.S. federal income tax purposes.

Redemption

In addition to the option of the Corporation to redeem the Debentures in connection with a Tax Event or a Rating Agency Event described below, this Debenture shall be redeemable in whole or in part at the option of the Corporation upon payment of the redemption prices specified below, upon notice (“Notice of Redemption”), mailed to the registered holders of the Debentures at least 30 days, but not more than 60 days, before the date fixed for redemption (the “Redemption Date”), at a price (the “Redemption Price”) as follows:

(A)(i) if redeemed prior to June 15, 2013, the redemption price will be the greater of: (a) 100% of the principal amount of such Debentures being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Debentures (exclusive of interest accrued to the Redemption Date) being redeemed from the Redemption Date to June 15, 2013, discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the Redemption Date, or

(ii) if redeemed on or after June 15, 2013, the redemption price will be 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date.

The following defined terms shall have the meanings specified below:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the time period from the Redemption Date or the Rating Agency Event Redemption Date (as defined below) to June 15, 2013 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to such time period.

“Comparable Treasury Price” means, with respect to any Redemption Date or Rating Agency Event Redemption Date (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if fewer than four such Reference Treasury Dealer Quotations are obtained, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Corporation.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and one other primary U.S. Government securities dealer in the United States of America (“Primary Treasury Dealer”) selected by Wachovia Capital Markets, LLC or their affiliates, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, Corporation shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date or Rating Agency Event Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealers at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date or Rating Agency Event Redemption Date, the rate per annum equal to the quarterly equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

If at the time Notice of Redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are received.

If the Corporation at any time elects to redeem some but not all of the Debentures, the Trustee will select the particular Debentures to be redeemed using any method that it deems fair and appropriate.  However, if the Debentures are registered solely in the name of Cede & Co. and traded through DTC, then DTC will select the Debentures to be redeemed in accordance with its practices.

(B)           If before June 15, 2013, a Tax Event (as defined below) has occurred and is continuing, the Corporation shall have the right to redeem this Debenture, in whole, but not in part, at any time within 90 days following the occurrence of the Tax Event, at a redemption price equal to 100% of the principal amount of such Debentures being redeemed plus accrued and unpaid interest thereon, if any, to the date fixed for such redemption (“Tax Event Redemption Date”).

If at the time Notice of Redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Tax Event Redemption Date and such notice shall be of no effect unless such moneys are received at any time within 90 days after there is a Tax Event.

A “Tax Event” means the receipt by the Corporation of an Opinion of Counsel experienced in tax matters to the effect that, as a result of:

(a)           any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b)           an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c)           any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d)           a threatened challenge asserted in writing in connection with an audit of the Corporation or its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment, clarification, or change, in each case, is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted, after June 20, 2008, there is more than an insubstantial risk that interest payable by the Corporation on this Debenture is not deductible, or within 90 days would not be deductible, in whole or in part, by the Corporation for United States federal income tax purposes.

(C)           If before June 15, 2013, a Rating Agency Event (as defined below) shall occur and be continuing, the Corporation shall have the right to redeem, upon a Notice of Redemption, this Debenture, whole at any time, or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of this Debenture and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Debenture (exclusive of interest accrued to the date fixed for such redemption) (“Rating Agency Event Redemption Date”) being redeemed from the Rating Agency Event Redemption Date to June 15, 2013, discounted to the Rating Agency Event Redemption Date on a quarterly basis (assuming a

360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the Rating Agency Event Redemption Date.

If at the time Notice of Redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Rating Agency Event Redemption Date and such notice shall be of no effect unless such moneys are received.

A “Rating Agency Event” means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 (a “Rating Agency”) that currently publishes a rating for the Corporation in assigning equity credit to securities such as the Debentures, as such methodology is in effect on June 20, 2008 (the “current criteria”), which change results in (a) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the Debentures, or (b) a lower or higher equity credit being assigned by such Rating Agency to the Debentures as of the date of such change than the equity credit that would have been assigned to the Debentures as of the date of such change by such rating agency pursuant to its current criteria.

Option to Defer Interest Payments.  Pursuant to Section 3.09 of the Indenture, so long as no Event of Default has occurred and is continuing with respect to the Debentures, the Corporation shall have a right to defer quarterly interest payments on the Debentures, from time to time, for one or more periods (“Optional Deferral Periods”) of up to 10 consecutive years per Optional Deferral Period.  However, a deferral of interest payments cannot extend beyond the Maturity Date of the Debentures.  During an Optional Deferral Period, interest will continue to accrue on the Debentures, compounded quarterly and deferred interest payments will accrue additional interest at a rate equal to the interest rate on the Debentures, to the extent permitted by applicable law.  No interest will be due and payable on the Debentures until the end of the Optional Deferral Period except upon a redemption of the Debentures during the Optional Deferral Period.

The Corporation may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period.  At the end of the Optional Deferral Period or on any redemption date, the Corporation will be obligated to pay all accrued and unpaid interest.

Once all accrued and unpaid interest on the Debentures has been paid, the Corporation again can defer interest payments on the Debentures as described above, provided that an Optional Deferral Period cannot extend beyond the Maturity Date of the Debentures.

If the Corporation defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, the Corporation will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period.  If the Corporation fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period and such failure continues for 30 days, an Event of Default that gives rise to acceleration of principal and interest on the Debentures will occur under the Indenture.

During any period in which the Corporation defers interest payments on the Debentures, the Corporation will not, and will cause its majority-owned subsidiaries not to, do any of the following:

(a)           declare or pay any dividend or distribution on the Corporation’s capital stock;

(b)           redeem, purchase, acquire or make a liquidation payment with respect to any of the Corporation’s capital stock;

(c)           pay any principal, interest or premium on, or repay, purchase or redeem any of the Corporation’s debt securities that are equal or junior in right of payment with the Debentures; or

(d)           make any payments with respect to any Corporation guarantee of debt securities if such guarantee is equal or junior in right of payment to the Debentures,

other than

(a)           purchases, redemptions or other acquisitions of the Corporation’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or a stock purchase, dividend reinvestment or similar plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

(b)           any payment, repayment, redemption, purchase, acquisition or declaration of a dividend as a result of any reclassification of the Corporation’s capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock or debt securities for a class or series of its capital stock;

(c)           the purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

(d)           dividends or distributions paid or made in the Corporation’s capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

(e)           redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

(f)            payments under any trust preferred securities, subordinated debentures or junior subordinated debentures, or any guarantee of any of the foregoing, in each case that rank equal in right of payment to the Debentures, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.

The indebtedness evidenced by this Debenture, to the extent provided in the Indenture, is subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation, and this Security is issued subject to the provisions of the Indenture with respect thereto.  Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.  Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Corporation, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Interest payments on this Debenture will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be.  Interest payments for this Debenture will be computed and paid on the basis of a 360-day year of twelve 30-day months.  The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.

In the case where the Interest Payment Date or the Maturity Date (or any redemption date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption date) to such next succeeding Business Day.

This Debenture and all the obligations of the Corporation hereunder are direct, unsecured obligations of the Corporation and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and junior subordinated indebtedness of the Corporation, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Debenture, and any Debenture or Debentures issued upon registration of transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $25 and any integral multiple thereof.

The Trustee has been appointed registrar for the Debentures, and the Trustee will maintain at its principal corporate trust office in The City of New York a register for the registration and transfer of Debentures.  This Debenture may be transferred at the aforesaid office of the Trustee by surrendering this Debenture for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new

Debenture or Debentures having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein.  All such exchanges and transfers of Debentures will be free of charge, but the Corporation or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.

If an Event of Default (as defined in the Indenture) with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Securities of any series under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding to be affected (voting as one class).  The Indenture also permits the Corporation and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities.  The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.  This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Debenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Assignment Form

To assign this Note, fill in the form below:

Assignee’s Social Security or Tax I.D. Number:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Print or Type Assignee’s Name, Address and Zip Code)

the within Note of the Company and hereby does irrevocably constitute and appoint

Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature of Assignor
(Sign exactly as name appears on the face of the Note)

Dated:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.